                                                                      EXHIBIT 32


      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sabine Royalty Trust (the "Trust") on Form 10-K for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



                                   BANK OF AMERICA, N.A., TRUSTEE FOR
                                   SABINE ROYALTY TRUST

                                   By: /s/ Ron E. Hooper
                                       -----------------------------------------
                                       Ron E. Hooper,
                                       Senior Vice President, Royalty Management

Date: March 10, 2004


A signed original of this written statement required by Section 906 has been provided to Sabine Royalty Trust and will be retained by Sabine Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.